UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 3, 2014

CEREPLAST, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-34689	91-2154289
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2213 Killion Avenue, Seymour, Indiana		47274
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (812) 220 5400

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 31, 2014 the Board of Directors of Cereplast, Inc. (the “Company”) approved a 1-for-50 reverse split (the “Reverse Split) which was previously approved by the shareholders on April 5, 2013 and previously disclosed on Current Report Form 8-K filed on April 5, 2013.

On February 3, 2014, Cereplast, Inc. (the “Company”) filed a Certificate of Amendment to its Articles of Incorporation to effect the (the “Reverse Split”), effective as of February 21, 2014. A copy of the amendment is attached hereto as Exhibit 3.1 and is incorporated herein in its entirety by reference.

Item 8.01. Other Events.

In connection with the Reverse Split, on February 5, 2014, the Company filed an Issuer Company-Related Action Notification Form with the Financial Industry Regulatory Authority (“FINRA”) for every 50 shares of common stock then owned, each stockholder as of February 5, 2014 shall receive one share of common stock.

Stockholders will not receive fractional post-reverse stock split shares in connection with the reverse stock split and we will not be paying any cash to stockholders for any fractional shares from the reverse split. Instead, any resulting fractional shares shall be rounded up to the nearest whole number.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit
Number	Description
3.1	Certificate of Amendment filed as of February 3, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: February 6, 2014
CEREPLAST, INC.

/s/ Frederic Scheer
Frederic Scheer
Chief Executive Officer

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